SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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American Capital Strategies, Ltd.

(Name of Registrant as Specified in its Charter)

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AMERICAN CAPITAL STRATEGIES, LTD.

2 BETHESDA METRO CENTER, 14th FLOOR

BETHESDA, MARYLAND 20814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 4, 2007

To the stockholders:

On behalf of our Board of Directors, it is my pleasure to invite you to our 2007 annual meeting of stockholders to be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland, on Friday, May 4, 2007, at 9:30 a.m., for the following purposes:

1.	To elect three directors, each to serve a three-year term and until their successors are elected and qualified;

2.	To approve the adoption of our 2007 Stock Option Plan;

3.	To approve an amendment to our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to declassify the Board of Directors;

4.	To approve an amendment to the Certificate of Incorporation to increase the total authorized shares of common stock from 200,000,000 to 1,000,000,000;

5.	To approve an amendment to our Incentive Bonus Plan;

6.	To ratify the selection of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2007; and

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on March 16, 2007, are entitled to notice of, and to vote at, the annual meeting and any adjournment of the meeting.

We have enclosed a proxy statement, form of proxy and self-addressed envelope. Please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel A. Flax
Executive Vice President,
General Counsel, Chief Compliance Officer and Secretary

March [    ], 2007

Enclosures

AMERICAN CAPITAL STRATEGIES, LTD.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Capital Strategies, Ltd. (“American Capital,” “we” and “us”), for use at our 2007 Annual Meeting (the “Annual Meeting”) of stockholders to be held on Friday, May 4, 2007, at 9:30 a.m. at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments to the meeting. This proxy statement, the accompanying proxy card and our annual report on Form 10-K, which includes audited financial statements for the year ended December 31, 2006, are first being sent to our stockholders on or about March [26], 2007.

GENERAL

The enclosed proxy is solicited on behalf of our Board of Directors and is revocable at any time prior to the voting of the proxy by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the three director nominees, FOR approval of the adoption of our 2007 Stock Option Plan (the “2007 Stock Option Plan”), FOR the amendment to the Certificate of Incorporation to declassify the Board of Directors, FOR the amendment to the Certificate of Incorporation to increase the total authorized shares of common stock from 200,000,000 to 1,000,000,000, FOR the amendment to the Amended and Restated American Capital Incentive Bonus Plan (the “Incentive Bonus Plan”); and FOR the ratification of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2007.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their judgment on such matters.

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of our common stock, $0.01 par value per share.

The Board of Directors has fixed the close of business on March 16, 2007, as the record date for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. On the record date, there were [            ] shares of our common stock outstanding. Only stockholders on the record date are entitled to vote at the Annual Meeting and such stockholders will be entitled to one vote for each share of common stock held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority of shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting.

Our principal executive offices are located at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address, attention Secretary.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Certificate of Incorporation, the directors are divided into three classes, each composed of three directors. The existing classes of directors hold office for staggered three year terms expiring at the annual meetings of stockholders to be held in 2007, 2008 and 2009, respectively. Stockholders elect one class of the members of the Board of Directors annually. On December 21, 2006, the Board of Directors approved an amendment to our Certificate of Incorporation, to be considered as Proposal 3 at the Annual Meeting (“Proposal 3”), that will declassify the Board of Directors. If Proposal 3 is approved at the Annual Meeting, all members of the Board of Directors will be subject to annual elections beginning at our annual meeting to be held in 2008.

The terms of Ms. Baskin, Mr. Koskinen and Dr. Puryear will expire at the Annual Meeting. Each such director has been nominated by the Compensation and Corporate Governance Committee of our Board of Directors, in accordance with our Bylaws, to stand for re-election at the Annual Meeting and to hold office until the annual meeting to be held in 2010, unless Proposal 3 is approved, in which case they will hold office until the annual meeting to be held in 2008. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or withhold his or her vote from any or all of the nominees.

We have set forth below, certain information, as of March 1, 2007, with respect to each of our directors, including the three nominees for election at the Annual Meeting. The business address of each such director and nominee is American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814.

Name and Year First Elected Director	Age	Background Information

		NOMINEES FOR DIRECTOR

Mary C. Baskin (2000)	56

Ms. Baskin has been Managing Director of the Ansley Consulting Group, a retained executive search firm, since 1999. From 1997 to 1999, Ms. Baskin served as Partner of Quayle Partners, a start-up consulting firm that she helped found. From 1996 to 1997, Ms. Baskin served as Vice President and Senior Relationship Manager for Harris Trust and Savings Bank. From 1990 to 1996, Ms. Baskin served as Director, Real Estate Division and Account Officer, Special Accounts Management Unit, for the Bank of Montreal.

John A. Koskinen (2007)	67

Mr. Koskinen has been President of the United States Soccer Foundation and a member of the Board of Directors of AES Corporation since 2004. Mr. Koskinen was also the Chairman of the Board of Trustees of Duke University and President of The Palmieri Company, a company which restructured large, troubled operating companies. From 2000 to 2003, Mr. Koskinen served as Deputy Mayor and City Administrator of the District of Columbia.

Alvin N. Puryear (1998)	70

Dr. Puryear is the Lawrence N. Field Professor of Entrepreneurship and Professor of Management at Baruch College of the City University of New York and has been on the faculty there since 1970. Prior to 1970, Dr. Puryear held executive positions in finance and computer systems with the Mobil Corporation and Allied Chemical Company, respectively. He is also a member of the Board of Directors of the Bank of Tokyo-Mitsubishi UFG Trust Company.

DIRECTORS WITH TERMS EXPIRING IN 2008

Neil M. Hahl (1997)	58

Mr. Hahl is a general business consultant. He was President of The Weitling Group, a business consulting firm, from 1996 to 2001. From 1995 to 1996, Mr. Hahl served as Senior Vice President of the American Financial Group. From 1982 to 1995, Mr. Hahl served as Senior Vice President and Chief Financial Officer of Penn Central Corporation.

Stan Lundine (1997)	68

Mr. Lundine has served as Of Counsel of the law firm of Sotir and Goldman and as Executive Director of the Chautauqua County Health Network since 1995. From 1987 to 1994, he was the Lieutenant Governor of the State of New York. From 1976 to 1986, Mr. Lundine served as a member of the U.S. House of Representatives. Mr. Lundine is a Director of US Investigations Services, Inc., National Forge Company and John G. Ullman and Associates, Inc.

DIRECTORS WITH TERMS EXPIRING IN 2009[1]

Philip R. Harper (1997)	63

Mr. Harper has served as Chairman of US Investigations Services, Inc., a private investigations company, since 1996. From 1996 to 2005, he was also the Chief Executive Officer and President of US Investigations Services, Inc. From 1991 to 1994, Mr. Harper served as President of Wells Fargo Alarm Services. From 1988 to 1991, Mr. Harper served as President of Burns International Security Services—Western Business Unit. Mr. Harper served in the U.S. Army from 1961 to 1982, where he commanded airborne infantry and intelligence units.

Kenneth D. Peterson, Jr. (2001)	54

Mr. Peterson has been Chief Executive Officer of Columbia Ventures Corporation, a firm holding interests in businesses in the international aluminum smelting, aluminum fabrication and finishing and other industries, since 1988. He is a member of the Board of Directors of International Aluminum Corporation, Washington Institute Foundation and Cogent Communications Group, Inc.

Malon Wilkus* (1986)	55

Mr. Wilkus founded American Capital in 1986 and has served as our Chief Executive Officer and Chairman of our Board of Directors since that time, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. He has served as our President since 2001 and also held that position from 1986 to 1999.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the vote of a plurality of the votes of all shares of common stock present or represented and entitled to vote at the Annual Meeting. A “plurality” of votes refers to having a candidate being elected to an office by receiving more of the votes that are cast than are received by any other candidate, without

*	Director who is an “Interested Person” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). Mr. Wilkus is an Interested Person because he is an employee and officer of American Capital.
[1]	If Proposal 3 is approved, the terms of these directors will expire in 2008.

considering whether the leading candidate received a majority of the votes that were cast. In the context of the election of three directors at the Annual Meeting, it will mean that the three candidates receiving the highest number of FOR votes cast will be elected, regardless of whether they received the votes of a majority of the shares of our common stock voted at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has determined that all of the current directors, except Mr. Wilkus, are “independent” as defined in National Association of Securities Dealers’ (“NASD”) listing standards. Similarly, only Mr. Wilkus is an “Interested Person” of American Capital under Section 2(a)(19) of the 1940 Act. The Board of Directors holds regular quarterly meetings and meets on other occasions when required by circumstances. Certain directors also serve on the Board of Directors principal standing committees. The committees, their primary functions and memberships are described below.

Executive Committee. This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law or the 1940 Act. Members of the Executive Committee are Messrs. Harper and Wilkus and Dr. Puryear. Mr. Wilkus serves as Chairman. Mr. Wilkus is an “Interested Person” under the 1940 Act.

Audit and Compliance Committee. This committee makes recommendations to the Board of Directors with respect to the engagement of independent auditors and questions our management and independent auditors on the application of accounting and reporting standards in our financial statements. Its purpose and responsibilities are more fully set forth in the committee’s charter which was adopted by the Board of Directors and is available on the Investor Relations section of the our web site at www.AmericanCapital.com. This committee’s meetings include, whenever appropriate, executive sessions with our independent auditors, without the presence of management. The Audit and Compliance Committee reviews and provides a recommendation to the Board of Directors with regard to its approval of the valuations of portfolio companies presented by management. In such review, the committee discusses the proposed valuations with our independent external auditors, our internal auditors and any other relevant consultants, including Houlihan, Lokey, Howard and Zukin. It also has the responsibility for reviewing matters regarding accounting, ethics, legal and regulatory compliance and for engaging, evaluating and terminating any internal audit service providers and approving fees to be paid to such internal audit service providers. The Audit and Compliance Committee annually reviews the experience and qualifications of the senior members of the internal audit function and the quality control procedures of the internal auditors. In addition, the Audit and Compliance Committee discusses with the independent auditors, internal auditors and any internal audit service providers (as may be engaged from time to time) the overall scope, plans and budget for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. The Audit and Compliance Committee is currently composed of Ms. Baskin and Messrs. Hahl, Koskinen and Peterson. Mr. Hahl serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASD listing standards. The Board of Directors has determined that Mr. Hahl is an “audit committee financial expert” (as defined in Item 401 of Regulation S-K under the Securities Act of 1933).

Compensation and Corporate Governance Committee. This committee has the responsibility for reviewing and approving the salaries, bonuses and other compensation and benefits of executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management, and administering our employee stock option plans. Although the committee consults with senior management to establish our general compensation philosophy, they have the sole authority to set the compensation of our executive officers. It also has responsibility for recommending and considering corporate governance practices and policies and monitoring our litigation docket. Its purpose and responsibilities are more fully set forth in the committee’s charter which was adopted by the Board of Directors and is available on the Investor Relations section of our web site at www.AmericanCapital.com. The charter was adopted by the Board of Directors on February 24, 2005 and amended on March 8, 2007, following a review by the committee. Members of this committee are Messrs. Harper and Lundine and Dr. Puryear. Mr. Harper serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASD listing standards.

The Compensation and Corporate Governance Committee also serves as the Board of Directors’ standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors. Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation and Corporate Governance Committee endeavors to identify, recruit and nominate candidates based on the following criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity. In nominating candidates to fill vacancies created by the expiration of the term of a member of the

Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with our business.

The committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board of Directors and also meets at the request of senior management or at such other times as it determines. Our Secretary in consultation with the Chairman of the committee sets agendas for the meetings.

Meetings. The Board of Directors held 48 formal meetings during 2006. The Executive Committee held 4 formal meetings during 2006, the Compensation and Corporate Governance Committee held 10 formal meetings during 2006 and the Audit and Compliance Committee held 15 formal meetings during 2006. Each of the directors with the exception of Mr. Peterson attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting. At the 2006 Annual Meeting, all of the seven directors then serving attended in person.

Meetings of Disinterested Directors. Members of the Board of Directors who are not “interested persons” as defined in the 1940 Act (“Interested Persons”) have decided to hold quarterly meetings without persons who are members of management present. Each year, these directors designate a director who is an Independent Person as the “lead director” to preside at such meetings. The designation of a lead director is for a one-year term and a lead director may not succeed himself or herself in that position. If the lead director is unavailable for a meeting, his or her immediate predecessor will serve as lead director for such meeting. At a meeting in February 2007, Mr. Peterson was designated as the lead director for 2007.

DIRECTOR COMPENSATION

Through June 30, 2006, non-employee directors were paid a retainer for Board service at the rate of $50,000 per year, with the lead director and members chairing a committee receiving an additional retainer at the rate of $5,000 per year. In addition, non-employee directors received a fee of $1,500 for attending Board or committee meetings and certain other meetings, with approval of the Chairman. As of July 1, 2006, the annual retainer was increased to $75,000, the annual lead director and committee chairman fee was increased to $10,000 and the per meeting fee was increased to $2,500. In addition, as of July 1, 2006, non-employee directors began receiving a fee from us computed at the rate of $30,000 per year for each board of directors of an American Capital portfolio company on which they served, in lieu of any payment by the portfolio company. Previously, they had received fees directly from the portfolio company. Directors are reimbursed for travel, lodging and other out-of-pocket expenses incurred in connection with Board of Directors and committee meetings. Non-employee directors also receive imputed income reflected in their aggregate compensation for income tax purposes in cases where the director’s spouse accompanied the director on a business trip. Directors who are our employees do not receive additional compensation for service as a member of the Board of Directors.

The following table sets forth the compensation received by each non-employee director during 2006:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value an Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mary C. Baskin (2000)
Neil M. Hahl (1997)
Philip R. Harper (1997)
Stan Lundine (1997)
Alvin N. Puryear (1998)
Kenneth D. Peterson, Jr. (2001)
John Koskinen (2007)[1]

1	Mr. Koskinen was not a member of the Board of Directors in 2006. He was appointed to the Board of Directors and the Audit and Compliance Committee on February 1, 2007.

We have established a series of option plans for our non-employee directors, each of which must be approved by the SEC under the 1940 Act to become effective. The first was the 1997 Disinterested Director Stock Option Plan, which was approved by the SEC on May 14, 1999, and which provided for the issuance to participants of options to purchase an aggregate of 150,000 shares of our common stock. Messrs. Hahl, Harper and Lundine and Dr. Puryear, each received automatic grants of options to purchase 15,000 shares of our common stock when the plan was approved by the SEC. In addition, as of May 15, 2000, Messrs. Hahl, Harper and Lundine and Dr. Puryear each received grants of options to purchase an additional 5,000 shares. Ms. Baskin and Mr. Peterson were granted options for 15,000 shares each on June 15, 2000, and January 23, 2001, respectively and Mr. Koskinen was granted options for 20,000 shares on February 2, 2007. All such options have vested except Mr. Koskinen’s options, which will vest over a three-year period on each of the first three anniversaries of their date of grant. All unexercised options expire ten years from the date of grant except that the initial grants to Messrs. Hahl, Harper and Lundine expire on November 6, 2007, and Dr. Puryear’s initial grant expires on September 15, 2008.

The second plan was the 2000 Disinterested Director Stock Option Plan, which provides for the issuance of options to purchase up to 150,000 shares of our common stock, and which became effective on February 28, 2006, when the SEC issued an order authorizing the plan. Ms. Baskin, Messrs. Hahl, Harper, Lundine, and Peterson, and Dr. Puryear, who were our directors on the date of the order, each received an automatic grant of options to purchase 25,000 shares of our common stock. All such options have now vested. These options expire on October 30, 2013.

The third plan was the 2006 Stock Option Plan (together with the 1997 Disinterested Director Stock Option Plan and the 2000 Director Stock Option Plan, the “Existing Director Stock Option Plans”), which provides for the issuance to non-employee directors of options to purchase up to 320,000 shares of our common stock, and which became effective on February 16, 2007, when the SEC issued an order authorizing the plan. Ms. Baskin, Messrs. Hahl, Harper, Koskinen, Lundine and Peterson, and Dr. Puryear, each received an automatic grant of options to purchase 40,000 shares of our common stock on February 16, 2007. All such options will vest over the first three anniversaries of May 11, 2007, except Mr. Koskinen’s options, which will vest over the first three anniversaries of February 1, 2007. The exercise price for these option grants is $47.90 per share, which was the closing price of our common stock on The Nasdaq Global Select Market on February 16, 2007. These options expire on May 11, 2016, except Mr. Koskinen’s options which will expire on February 1, 2017. Vesting of these options will be automatically accelerated upon the occurrence of death or disability of the director.

On July 27, 2006, the Board of Directors approved the American Capital Strategies, Ltd. Disinterested Director Retention Plan (the “Retention Plan”). We established the Retention Plan for the purposes of attracting and retaining non-employee directors of outstanding competence. All our directors who are not “interested” and have completed at least one year of service on the Board of Directors are eligible to participate in the Plan.

The Retention Plan is a nonqualified deferred compensation plan, which will provide a lump sum payment equal to the number of full and partial years of service as a director multiplied by the annual director retention fee in place at the time of termination of service. Such payment will be made to a separate bookkeeping account maintained on behalf of the participant. The payment will be made in cash shortly following termination of service on the Board of Directors. No payment will be made if there is a unanimous vote by the remaining directors. The participants will not have access to or control of the payment until separation from the Board of Directors. Ms. Baskin and Messrs. Hahl, Harper, Lundine, and Peterson, and Dr. Puryear, who were directors at the time the Retention Plan was adopted, will vest in their respective accounts upon the earlier of (i): 20% on August 1, 2006, 40% on February 1, 2007, 60% on August 1, 2007, 80% on February 1, 2008 and 100% on August 1, 2008, and (ii) such director becoming fully vested in his or her account immediately upon the director’s death, disability or upon the occurrence of a change of control. Mr. Koskinen will become fully vested in his account upon the one-year anniversary of his appointment to the Board of Directors. Any of our directors will be fully vested in his or her account immediately upon becoming an eligible participant in the Retention Plan.

PROPOSAL 2: APPROVAL OF

THE 2007 STOCK OPTION PLAN

General Information

The Board of Directors approved the 2007 Stock Option Plan on March 8, 2007, after it concluded that the number of shares authorized and available for grant under the 1997 Employee Stock Option Plan, the 2000 Employee Stock Option Plan, the 2002 Employee Stock Option Plan, the 2003 Employee Stock Option Plan, the 2004 Employee Stock Option Plan, the 2005 Employee Stock Option Plan and the 2006 Stock Option Plan (collectively, the “Existing Stock Option Plans”) was insufficient to provide flexibility with respect to stock-based compensation, or to establish appropriate long-term incentives to achieve our objectives. Implementation of the 2007 Stock Option Plan is subject to stockholder approval. In addition, implementation of the 2007 Stock Option Plan insofar as it applies to the non-employee directors requires the issuance of an order by the SEC under the 1940 Act.

Prior to the Board’s actions, the Compensation and Corporate Governance Committee, which administers the Existing Stock Option Plans, reviewed the then existing stock option plans and their role in compensating and providing appropriate incentives to our officers, employees and directors. The committee and the full Board of Directors believe that stock-based incentive compensation, particularly through the award of stock options, is necessary to help attract, motivate and retain outstanding officers, employees and directors and to align further their interests with those of the stockholders. Thus, our interests are advanced by stock-based compensation. However, as a business development company under the 1940 Act (“BDC”), we are restricted in the forms of incentive compensation that we can provide. For instance, under the 1940 Act, we cannot compensate employees or directors with stock appreciation rights.

We compete with numerous private equity, mezzanine, and hedge funds for investment professionals. Such funds commonly pay 20% of the profits (including capital gains), or carried interest, of each newly-raised fund to the partners and employees of the private equity, mezzanine, or hedge fund. We believe that our employee and director option plans must provide an economic interest in us similar to that generally gained by partners and employees in private equity, mezzanine, or hedge funds. As of March [    ], 2007, [            ] shares remain available for option grants under the Existing Stock Option Plans and 60,000 shares are available for option grants under the Existing Director Stock Option Plans, none of which are available for grant to our existing non-employee directors.

Considering the importance of the existing stock option plans to American Capital, the [    ]% growth in the number of outstanding shares of our common stock since the April 6, 2006 meeting of the Board of Directors at which the 2006 Stock Option Plan was approved and the limited number of options available for grant, the Board of Directors has approved (on the recommendation of the Compensation and Corporate Governance Committee), and is submitting to the stockholders for approval, the 2007 Stock Option Plan.

The 2007 Stock Option Plan provides for the issuance of (a) an aggregate maximum number of 750,000 shares of our common stock, or [    ]% of the [            ] shares of our common stock outstanding as of March [    ], 2007, pursuant to options granted to employees, and (b) an aggregate maximum number of 50,000 shares of our common stock, or [    ]% of the [            ] shares of our common stock outstanding as of March [    ], 2007, pursuant to options granted to non-employee directors. It is our policy with all of our option plans to grant options to all non-employee directors and virtually all our employees.

The shares of our common stock available for grant under the Existing Director Stock Option Plans and Existing Stock Option Plans plus the shares subject to existing unexercised options under the Existing Director Stock Option Plans and Existing Stock Option Plans equal [    ]% of the shares of our common stock outstanding as of March [    ], 2007. When added to the shares that can be issued pursuant to options under the 2007 Stock Option Plan, the total shares available for issuance pursuant to options would equal [    ]% of the shares of our common stock outstanding as of March [    ], 2007. The Compensation and Corporate Governance Committee and the Executive Committee believe that this is generally a lower percentage than is typical of other publicly-traded financial services companies. We have attached a copy of the 2007 Stock Option Plan as Exhibit I to this proxy statement.

Summary of Material Provisions of the 2007 Stock Option Plan

General

The following is a summary of certain provisions of the 2007 Stock Option Plan. We propose to establish the 2007 Stock Option Plan for the purpose of attracting, motivating and retaining outstanding employees and directors and to align further their interests with those of the stockholders. All of our employees and directors, including non-employee directors, and, if permitted by law, the employees and directors, including non-employee directors of our subsidiaries, are eligible to participate in the 2007 Stock Option Plan. As of March [    ], 2007, we had approximately [            ] employees and seven non-employee directors. Unless sooner terminated by the Board of Directors, the 2007 Stock Option Plan will terminate on March 8, 2017, and no additional awards may be made under the 2007 Stock Option Plan after that date, though the validity of options outstanding as of the termination date will not be affected. The maximum number of shares of our common stock that may be covered by options granted under the 2007 Stock Option Plan for a single employee is 750,000 and 50,000 for a single non-employee director. The market value of the shares of our common stock underlying the options to be granted under the 2007 Stock Option Plan was $[            ] as of March [    ], 2007. This amount was calculated by multiplying the closing price of our common stock as reported on The Nasdaq Global Select Market as of March [    ], 2007, times the number of options committed to be granted. No deduction was made for the strike price of the option that would have to be paid to us by the option holder in the event of an exercise of such option.

Options granted under the 2007 Stock Option Plan may be either “incentive stock options” within the meaning of Section 422 of the Code (“ISO”), or non-qualified stock options, and entitle the optionee, upon exercise, to purchase from us shares of our common stock at a specified exercise price per share. Incentive stock options may only be granted to employees and must have a per share exercise price of no less than the fair market value on the date of grant or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our stock, 110% of the fair market value of a share of our common stock on the date of the grant. Non-qualified stock options granted under the 2007 Stock Option Plan must have a per share exercise price of no less than the fair market value of a share of our common stock on the date of the grant.

Options granted under the 2007 Stock Option Plan may be exercised for a period of no more than ten years from the date of grant, or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our stock, no more than five years from the date of grant. Options are not transferable other than by laws of descent and distribution and will generally be exercisable during an optionee’s lifetime only by the optionee.

The Compensation and Corporate Governance Committee will administer grants to employees under the 2007 Stock Option Plan and the Executive Committee will administer grants to non-employee directors under the 2007 Stock Option Plan. The 2007 Stock Option Plan grants the respective committees the authority to adjust the number of shares available for options, the number of shares subject to outstanding options and the exercise price for options following the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations. In addition, the 2007 Stock Option Plan provides that the respective committees may reduce the exercise price of options by the amount of any cash dividends paid on our common stock after the option is granted but before it is exercised. We have agreed with the staff of the SEC that no such adjustments in the exercise price of options granted under the 2007 Stock Option Plan will be made unless we receive confirmation from the staff of the SEC that we may do so. In December 2005, we filed an application with the SEC to permit such adjustments.

Under our current accounting policies in accordance with generally accepted accounting principles, we expense options granted under all of our stock option plans for options granted in and after 2003. The expensing of stock options under such policies does not affect our taxable income. The amount that must be distributed to stockholders as dividends is based on our taxable income. Without the approval of the stockholders, except in connection with a stock split, dividend or similar event (upon receipt of confirmation from the staff of the SEC that we may do so), the respective committees will not lower the exercise price for any outstanding options or issue any replacement options for options previously granted at a higher exercise price.

The exercise price for stock options granted under the 2007 Stock Option Plan is payable in cash. The respective committees may provide, if permitted by applicable law, that the exercise price of an option may be paid in our common stock or by delivery of an exercise notice along with an irrevocable instruction to a broker to sell shares and deliver cash to us, and the Compensation and Governance Committee may provide, to the extent permitted by applicable law, that the exercise price of an option granted to an employee may be paid by delivery of a promissory note. The respective committees may also authorize, to the extent permitted by applicable law, a “cashless exercise” arrangement whereby an optionee, without payment of the exercise price, receives upon exercise, shares having an aggregate fair market value equal to the product of (i) the excess of the fair market value of a share on the exercise date over the exercise price and (ii) the number of shares covered by the option. It should be noted though that the 1940 Act effectively prohibits the payment of an option’s exercise price in our common stock or the use of “cashless exercise” arrangements involving American Capital. Additionally, the Sarbanes-Oxley Act of 2002 prohibits us from accepting promissory notes from executive officers and directors for the exercise price of options.

The 1940 Act imposes certain requirements on options that would be granted under the 2007 Stock Option Plan including that the options must expire no later than ten years from grant, that the options not be separately transferable other than by gift, will or intestacy, that the exercise price must not be less than the current market price for the underlying stock at the date of issuance, that the plan must be approved by the stockholders and a majority of our directors who are not Interested Persons, and that we may not have a profit-sharing plan as described in the 1940 Act. The 2007 Stock Option Plan, as applicable, meets each of these requirements.

Additional Provisions Applicable to Options for Employees

The Compensation and Corporate Governance Committee will administer grants to employees under the 2007 Stock Option Plan. This committee will have the authority, subject to the provisions of the 2007 Stock Option Plan, to determine employees who will receive awards under the 2007 Stock Option Plan, the number of shares subject to options in each award and the terms of such awards. Among the terms that will be set by the Compensation and Corporate Governance Committee will be the vesting schedule and period. The Compensation and Corporate Governance Committee has not approved any grants of options under the 2007 Option Plan to any executive officer. The Compensation and Corporate Governance Committee has approved grants of options for a total of [            ] shares of our common stock to our employees who are not executive officers as of March [    ], 2007, contingent on stockholder approval of the 2007 Option Plan.

Additional Provisions Applicable to Options for Non-Employee Directors

Under the 1940 Act, the proposal to issue options to non-employee directors under the 2007 Stock Option Plan must be approved by the SEC on the basis that the proposal is fair and reasonable and does not involve overreaching of American Capital or our stockholders. We expect to file an application for such an order shortly after the issuance of this proxy statement. No options will be issued to non-employee directors under the 2007 Stock Option Plan until the SEC issues such an order (an “SEC Approval Order”).

The 2007 Stock Option Plan is designed such that all grants to non-employee directors will be automatic and nondiscretionary.

Each person who was a non-employee director on [                    ], 2007, will automatically be granted an option to purchase 50,000 shares of our common stock on the date of the SEC Approval Order. Such an option will be deemed to vest over a three-year period commencing on May 4, 2007, the date of the Annual Meeting. Vested options may be exercised no later than May 4, 2017, or, if later, the three-year anniversary of the date of the SEC Approval Order.

Each person who becomes a non-employee director after May 4, 2007, will (assuming that there are a sufficient number of shares available for issuance under the 2007 Stock Option Plan) automatically be granted an option to purchase 50,000 shares of our common stock as of the later of the date of the SEC Approval Order and the date the person becomes a non-employee director. Such an option will be deemed to vest over a three-year period commencing on the date the person becomes a non-employee director. Vested options may be exercised no later than the ten-year anniversary of the date the person becomes a non-employee director, or, if later, the three-year anniversary of the date of the SEC Approval Order.

In the event of death or the disability (as defined in the 2007 Stock Option Plan) of a non-employee director during his or her service as a director, the unexercised portions of his or her options will immediately become exercisable and may be exercised for a period of three years following the date of death or one year following the date of disability (but no later than the respective expiration dates of the options). In the event of termination of a non-employee director’s service as a director for “Cause” (as defined in the 2007 Stock Option Plan), the unexercised portions of his or her options terminate immediately upon such termination, unless otherwise determined by the Executive Committee. If a person ceases to be a non-employee director for any reason other than death, disability or termination by us for cause, the unexercised portions of his or her vested options (if then exercisable) generally will be exercisable for a period of one year thereafter (but not later than the respective expiration dates of the options).

New Plan Benefits

The following table sets forth the number of options that have been committed to be granted to individuals in the following groups under the 2007 Stock Option Plan as of [                    ], 2007, subject to stockholder approval of the 2007 Stock Option Plan:

2007 Stock Option Plan
Name and Position	Number of Shares of American Capital Common Stock Underlying Option Grant (1)	Market Value of Underlying Shares of Common Stock (2)
All Non-Employee Directors as a Group	[ ]	$	[	]
All Non-Executive Officer Employees as a Group	[ ]	$	[	]
Total	[ ]	$	[	]

(1)	Amounts represent options approved for grant by the Compensation and Corporate Governance Committee as of March [ ], 2007. We may grant additional options under the 2007 Stock Option Plan to such person(s) or group(s) of persons at future times.

(2)	The market value of underlying shares of common stock is calculated by multiplying the closing price of our common stock as reported on The Nasdaq Global Select Market as of March [_], 2007 times the number of options committed to be granted. No deduction is made for the strike price of the option that would have to be paid by the option holder to us in the event of an exercise of such option.

Except as set forth above, we cannot determine at this time what benefits or amounts, if any, will be received by or allocated to any other person or group of persons under the 2007 Stock Option Plan if the 2007 Stock Option Plan is approved by the stockholders, or what amounts would have been received by any person or group of persons for the last fiscal year if the 2007 Stock Option Plan had been in effect.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of options granted pursuant to the 2007 Stock Option Plan. State, local and foreign tax consequences may differ.

ISOs. A participant who is granted an ISO will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an ISO within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the ISO in the same manner as on the exercise of a non-qualified stock option, as described below.

Non-qualified Stock Options. A participant generally is not required to recognize income on the grant of a non-qualified stock option. Instead, ordinary income generally is required to be recognized on the date the non-qualified stock option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted under the 2007 Stock Option Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an ISO (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Withholding. Our obligation to issue or deliver shares is subject to the satisfaction of applicable tax withholding. The respective committees may provide that a participant can satisfy tax withholding by (a) making a cash payment, (b) authorizing us to withhold shares that would otherwise be issued upon the exercise of the option, or (c) delivering to us already owned and unencumbered shares of our common stock.

Deductibility by Company. We are generally not allowed a deduction in connection with the grant or exercise of an ISO. However, if a participant is required to recognize ordinary income for an ISO as a result of a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a non-qualified stock option, we will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2007 Stock Option Plan has been designed to allow, but not require, the grant of options that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans. Options under the 2007 Stock Option Plan may be subject to federal income tax rules that apply to “nonqualified deferred compensation plans” that were enacted as part of the American Jobs Creation Act of 2004, and which became effective on January 1, 2005. Failure to comply with these rules or qualify for an exemption in respect of an option could result in significant adverse tax results to the grantee of such option, including immediate taxation of the option upon vesting (and immediate taxation upon vesting of the grantee’s awards under certain other plans), a penalty tax of 20 percent of the amount of income so recognized, plus a special interest payment. The 2007 Stock Option Plan has been designed to allow, but not require, the grant of options that are intended to comply with these deferred compensation rules or qualify for an exemption.

Conclusion and Recommendation; Vote Required

The Board of Directors believes that it is in our best interests and in the best interests of the stockholders to adopt the 2007 Stock Option Plan, to help attract, motivate and retain outstanding employees and directors and to align further their interests with those of the stockholders.

The affirmative vote by the holders of a majority of the votes of all shares of our common stock present or represented and entitled to vote at the Annual Meeting is necessary for approval of this proposal. Abstentions have the effect of counting as votes against the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2007 STOCK OPTION PLAN.

PROPOSAL 3:

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO DECLASSIFY THE BOARD

General Information

As noted above, our Certificate of Incorporation currently provides that the Board of Directors be divided into three classes of directors, each composed of three directors. The classes of directors hold office for staggered three year terms, with stockholders electing one class of the members of the Board of Directors annually.

Summary of the Proposed Amendment

On December 21, 2006, the Board of Directors approved, and recommends that the stockholders adopt an amendment to Article V of the Certificate of Incorporation that would declassify the Board. If approved, Section 5.3 of the Certificate of Incorporation would read in its entirely as follows:

Section 5.3 Classes, Election and Term. The directors shall be elected by the stockholders at each annual meeting for a one-year term. The term of each director will end at the 2008 annual meeting of stockholders. Commencing with the 2008 annual meeting of stockholders, each director shall hold office for a one-year term and until such director’s successor shall have been duly elected and qualified.

Background and Reasons

Presently our Board of Directors serves terms that are staggered. The Board of Directors believes that stockholders will benefit from having the opportunity to review and vote on all candidates for director each year and therefore supports declassification of the Board of Directors. The Board of Directors understands that the declassification of the board of directors has been recommended at many companies as a means of supporting responsive corporate governance.

Conclusion and Recommendation; Vote Required

The Board of Directors is submitting and recommending the amendment to the Certificate of Incorporation to declassify the Board of Directors to the stockholders for their approval.

The affirmative vote by holders of at least 75% of the votes of all shares of our common stock entitled to vote at the Annual Meeting is necessary for approval of this proposal. Abstentions have the effect of counting as vote as against the proposal. The Board of Directors believes that the proposal is in our best interests and in the best interests of the stockholders and has unanimously adopted the amendment to the Certificate of Incorporation to declassify the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL 4:

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE SHARE CAPITAL

General Information

Our authorized capital stock consists of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock $0.01 par value per share. On March 8, 2007, the Board of Directors approved, and recommends that the stockholders adopt an amendment to Article IV of the Certificate of Incorporation that would increase the authorized number of shares of common stock from 200,000,000 to 1,000,000,000. If approved, Section 4.1 of the Certificate of Incorporation would read in its entirely as follows:

Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 1,005,000,000 shares. The authorized stock is divided into 5,000,000 shares of preferred stock, with the par value of $0.01 each (the “Preferred Stock”), and 1,000,000,000 shares of voting common stock, with the par value of $0.01 each (the “Common Stock”).

There are currently no shares of preferred stock outstanding. This proposed amendment to our Certificate of Incorporation will not increase or otherwise affect the authorized number of shares of preferred stock that we may issue. Accordingly, assuming approval of the amendment to our Certificate of Incorporation, the aggregate number of shares that we will have the authority to issue is 1,005,000,000, consisting of 5,000,000 shares of preferred stock and 1,000,000,000 shares of common stock. As of March [    ], 2007, [            ] shares of common stock were outstanding, and [            ] shares of common stock were reserved for future issuance under outstanding options under our various equity compensation plans and under our forward equity program.

Background and Reasons

The Board of Directors believes that the increased authorized number of shares of common stock contemplated by the proposed amendment to our Certificate of Incorporation is desirable to reserve shares of common stock for issuance under our equity compensation plans and to make additional unreserved shares of common stock available for issuance or reservation without further stockholder authorization, except as may be required by law or by the rules of The Nasdaq Global Select Market. The Board of Directors also believes that having such additional shares authorized and available for issuance or reservation will give us greater flexibility with respect to general corporate purposes and in considering potential future actions involving the issuance of stock, including, without limitation, raising capital, stock dividends or splits, and providing equity incentives to employees, officers and directors. Other than our existing equity compensation plans, we do not currently have specific agreements or plans that would involve the issuance of the additional shares that would be authorized by the amendment to our Certificate of Incorporation, although we intend to continue to consider transactions from time to time that would result in such issuances.

Potential Effect

Authorizing us to issue more shares than currently authorized by the Certificate of Incorporation will not affect materially any substantive rights, powers or privileges of stockholders. Stockholders are entitled to one vote per share on all matters submitted to stockholders, and do not have cumulative voting rights or preemptive rights for the purchase of additional shares of any class of capital stock. The additional shares of common stock for which authorization is sought are identical to the shares of our common stock now authorized. However, the issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing stockholders and may adversely affect the market price for our common stock. Although the Board of Directors has no present intention of issuing additional shares of common stock for such purposes, the proposed increase in the number of authorized shares of common stock could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of American Capital. However, we do not view the amendment as part of an “anti-takeover” strategy. The amendment is not being advanced as a result of any known effort by any party to accumulate shares of common stock or to obtain control of us.

Conclusion and Recommendation; Vote Required

The Board of Directors is submitting and recommending the amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 to 1,000,000,000.

The approval of the amendment to the Certificate of Incorporation requires the affirmative vote by the holders of a majority of all shares of our common stock entitled to vote at the Annual Meeting. Abstentions have the effect of counting as votes against the proposal. The Board of Directors believes that the proposal is our best interests and in the best interests of the stockholders and has unanimously adopted the amendment to the Certificate of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 200,000,000 to 1,000,000,000.

PROPOSAL 5:

APPROVAL OF AMENDMENT TO THE COMPANY’S INCENTIVE BONUS PLAN

General Information

On May 11, 2006 the stockholders approved the Incentive Bonus Plan. The Incentive Bonus Plan provides for the payment to participants of “bonus awards,” certain of which are paid currently and others of which are only paid in the future, generally subject to a vesting schedule contingent on the employee’s continued employment with us. Each bonus award granted under the Incentive Bonus Plan is credited to a separate bookkeeping account established for the bonus award in the name of the participant. The participant will vest in the bonus account established for the bonus award in accordance with the vesting schedule specified by the Compensation and Corporate Governance Committee. Vested portions of a bonus award are paid to a participant as soon as practicable following the date on which the participant becomes vested in those portions. In connection with the Incentive Bonus Plan, we have established a trust fund, which has purchased shares of our common stock, which is used as a notional investment for bonus accounts. The maximum number of shares of our common stock that can currently be purchased by the trust fund under the Incentive Bonus Plan is 3,800,000, provided that the trust fund is permitted to use dividends paid on our common stock to purchase additional shares, including through our Dividend Reinvestment Plan, if permissible.

Proposed Amendment

As of March [    ], 2007, the trust fund has purchased [            ] of the 3,800,000 shares of our common stock authorized for acquisition under the Incentive Bonus Plan. In order to ensure that the Incentive Bonus Plan will continue to be available in the future to assist us in attracting, motivating, and retaining outstanding officers and employees, and to align further their interests with those of our stockholders, the Board of Directors approved an amendment to the Incentive Bonus Plan on March 8, 2007 that would increase the number of shares authorized for purchase by the trust fund to 11,800,000. This amendment to the Incentive Bonus Plan requires stockholder approval under the Nasdaq Marketplace Rules because it is a material change to an “equity compensation arrangement.”

This amendment would amend Section 10.1 of the Incentive Bonus Plan, effective as of May 4, 2007, in its entirety as follows:

10.1. Subject to adjustment as provided in Section 10.2 hereof, the maximum number of Shares that may be purchased by the Trust is 11,800,000; provided that notwithstanding the foregoing limitation, any dividends paid on Shares held by the Trust may be reinvested in Common Stock.

Conclusion and Recommendation; Vote Required

The Board of Directors is submitting and recommending an amendment to the Incentive Bonus Plan to increase the number of shares that may be purchased by the trust fund to 11,800,000. The approval of the amendment to the Incentive Bonus Plan requires the affirmative vote by holders of a majority of all shares of our common stock present or represented and entitled to vote at the Annual Meeting. Abstentions have the effect of counting as votes against the proposal. The Board of Directors believes that the proposal is in our best interests and in the best interests of the stockholders and has unanimously approved the amendment. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL OF THE AMENDMENT TO OUR INCENTIVE BONUS PLAN.

PROPOSAL 6:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Ernst & Young LLP has served as our independent public accountants since 1993 and, at a meeting on February 26, 2007, the Audit and Compliance Committee approved the appointment of Ernst & Young LLP to audit our financial statements for 2007. This selection is subject to ratification or rejection by the stockholders. Ernst & Young LLP has no financial interest in American Capital. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. Please refer to the section entitled “Independent Auditors” for further information.

Ernst & Young LLP performed various audit and other services for us during 2006. The following presents a summary of the 2006 and 2005 fees billed by Ernst & Young LLP:

	2006	2005
Audit Fees	$3,246,982	$2,426,221
Audit-Related Fees	160,500	210,000
Tax Fees	273,554	299,402
All Other Fees	335,212	1,030,140

Total Fees	$4,016,248	$3,965,763

Audit Fees

“Audit Fees” relate to fees and expenses billed by Ernst & Young LLP for the annual audit, including the audit of our annual financial statements, audit of management’s report on internal controls over financial reporting, review of our quarterly financial statements, comfort letters and consents related to stock issuances and security custody examinations.

Audit-Related Fees

“Audit-Related Fees” relate to fees billed for required agreed upon procedures related to our debt securitization transactions.

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance, tax due diligence services related to our proposed investments and tax structuring advice and transfer pricing analyses related to the establishment of our European affiliates.

All Other Fees

“All Other Fees” relate primarily to fees billed for market study due diligence services related to our proposed investments and for the structuring advice related to the establishment of our European affiliates. The Audit and Compliance Committee has considered the compatibility of non-audit services with the auditor’s independence.

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit and Compliance Committee for 2006 in accordance with its pre-approval policy. The Audit and Compliance Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit and Compliance Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. Approval of such engagements may be provided in person at regularly scheduled meetings or, for certain services, by email upon the affirmative assent thereto by at least two members of the Audit and Compliance Committee so long as no member objects thereto. In the case of an objection, approval must then be obtained at an in person meeting of the Audit and Compliance Committee. Pursuant to the policy, pre-approval is not required for audit or non-audit services that result in a de minimus amount of $10,000 or less, although such services are reported to the Audit and Compliance Committee promptly thereafter.

Our portfolio companies may engage Ernst & Young LLP to perform audit and other services. We do not participate in the selection or appointment of Ernst & Young LLP by our portfolio companies.

Conclusion and Recommendation; Vote Required

The affirmative vote of the holders of a majority of all shares of our common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC AUDITORS TO THE COMPANY.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

Our Board of Directors has appointed an Audit and Compliance Committee presently composed of four directors, Ms. Baskin and Messrs. Hahl, Koskinen and Peterson. Ms. Baskin and Messrs. Hahl and Peterson served on the Audit and Compliance Committee during 2006. Mr. Koskinen was appointed to the Board of Directors and the Audit and Compliance Committee on February 1, 2007. Each of the directors is independent as defined in the NASD listing standards. The Board of Directors has determined that Mr. Hahl is an “audit committee financial expert” (as defined in Item 401 of Regulation S-K under the Securities Act of 1933).

The Audit and Compliance Committee’s job is one of oversight as set forth in its charter, which is available on our web site at www.AmericanCapital.com. It is not the duty of the Audit and Compliance Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The Audit and Compliance Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent auditors for 2006.

The Audit and Compliance Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit and Compliance Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed Ernst & Young’s independence with Ernst & Young LLP, and has considered the compatibility of nonaudit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2006, be included in our Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit and Compliance Committee also recommends the selection of Ernst & Young LLP to serve as independent public accountants for the year ended December 31, 2007.

By the Audit and Compliance Committee:
Neil M. Hahl, Chairman
Mary C. Baskin
John A. Koskinen
Kenneth D. Peterson, Jr.

Use of Report of the Audit and Compliance Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit and Compliance Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EXECUTIVE COMPENSATION

The Board of Directors elects executive officers annually following the Annual Meeting of Stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of March 1, 2007. The business address of each executive officer is American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814.

Name	Age	Information about Executive Officers
Malon Wilkus	55	President, Chief Executive Officer and Chairman of our Board of Directors.

John R. Erickson	47	Mr. Erickson has served as an Executive Vice President since 2001 and as our Chief Financial Officer since 1998. He also served as our Secretary from 1999 to 2005. From 1998 to 2001, Mr. Erickson was a Vice President. From 1996 to 1998, he served as President of Storage USA Franchise Corp., a subsidiary of Storage USA, Inc.

Ira J. Wagner	54	Mr. Wagner has served as an Executive Vice President and our Chief Operating Officer since 2001 and served as a Senior Vice President in 2001, prior to becoming Executive Vice President. He has been an employee since 1997 and has also held the positions of Principal and Senior Investment Officer. From 1993 to 1997, Mr. Wagner was a self-employed consultant and financial advisor.

Samuel A. Flax	50	Mr. Flax has served as an Executive Vice President, General Counsel, Chief Compliance Officer and Secretary since 2005. From 1990 to 2005, he was a partner in the Washington, D.C. law firm of Arnold & Porter LLP, where he served as our principal external counsel. Mr. Flax also served as Of Counsel to Arnold & Porter LLP in 2005.

Roland H. Cline	59	Mr. Cline has served as a Senior Vice President and Managing Director since 2001. From 1998 to 2001, he was a Vice President.

Brian S. Graff	41	Mr. Graff has served as a Senior Vice President since 2004 and as a Regional Managing Director since 2005. From 2004 to 2005, he was also a Managing Director. Mr. Graff served as a Vice President and Principal from 2001 to 2004. From 2000 to 2001, he was a Principal of Odyssey Investments Partners, a private equity fund.

Gordon J. O’Brien	41	Mr. O’Brien has served as a Senior Vice President and Managing Director since 2001. Prior to his election as a Senior Vice President, he served as a Vice President in 2001. From 1998 to 2001, he was a Principal. Mr. O’Brien was a Vice President at Pennington Partners & Company, a private equity fund from 1995 to 1998.

Darin R. Winn	42	Mr. Winn has served as a Senior Vice President since 2002 and as a Regional Managing Director since 2005. From 2002 to 2005, he was a Managing Director. Mr. Winn served as a Vice President from 2001 to 2002. From 1998 to 2001, he was a Principal. Prior to joining the Company, he worked at Stratford Equity Partners, a mezzanine and equity fund, from 1995 to 1998.

Compensation Discussion and Analysis

[to be included in definitive proxy statement]

Executive Compensation Objectives and Philosophy

[to be included in definitive proxy statement]

Role of Executive Officers in Compensation Process

[to be included in definitive proxy statement]

Compensation Consultants

[to be included in definitive proxy statement]

Elements of Compensation

[to be included in definitive proxy statement]

Stock Ownership/Retention Guidelines

[to be included in definitive proxy statement]

Impact of Regulatory Requirements

[to be included in definitive proxy statement]

Summary Compensation Table

[to be included in definitive proxy statement]

Long-Term Incentive Plans

[to be included in definitive proxy statement]

Grants of Plan-Based Awards in Fiscal Year 2006

[to be included in definitive proxy statement]

Outstanding Equity Awards at Fiscal Year-End

[to be included in definitive proxy statement]

Option Exercises and Stock Vested

[to be included in definitive proxy statement]

Severance and Change of Control Payments

[to be included in definitive proxy statement]

REPORT OF THE COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

[to be included in definitive proxy statement]

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March [    ], 2007 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of our executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)		Dollar Range of Equity Securities Beneficially Owned(2)(3)
Beneficial Owners of more than 5%:

None					N/A

Directors and Executive Officers:

Malon Wilkus	[	](4)(5)(11)	[	]%

John R. Erickson	[	](4)	*		N/A

Ira J. Wagner	[	](4)	*		N/A

Samuel A. Flax	[	](4)	*		N/A

Roland H. Cline	[	](4)(5)	*		N/A

Gordon J. O’Brien	[	](4)	*		N/A

Darin R. Winn	[	](4)	*		N/A

Brian S. Graff	[	](4)(8)	*		N/A

Mary C. Baskin	[	](6)(7)	*

Neil M. Hahl	[	](6)	*

Philip R. Harper	[	](6)	*

John A. Koskinen	[	]	*

Stan Lundine	[	](6)	*

Kenneth D. Peterson, Jr.	[	](6)(9)	*

Alvin N. Puryear	[	](6)	*

Directors and Executive Officers as a group (15 persons)	[	]	[	]%	N/A

*	Less than one percent.

(1)	Pursuant to the rules of the Securities and Exchange Commission, shares of our common stock subject to options held by our directors and executive officers that are exercisable within 60 days of March [ ], 2007, are deemed outstanding for the purposes of computing such director’s or executive officer’s beneficial ownership.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	The dollar range of our equity securities beneficially owned is calculated by multiplying the closing price of our common stock as reported on The Nasdaq Global Select Market as of March [ ], 2007, times the number of shares or options beneficially owned and, as appropriate, deducting the strike price of options included in such amount.
(4)	Includes shares allocated to the account of each executive officer as a participant in our Employee Investment and Stock Ownership Plan (“ESOP”) over which each has voting power under the terms of the ESOP, and the following shares issuable upon the exercise of options that are exercisable within 60 days of March [ ], 2007: [Mr. Wilkus has [ ] shares in the ESOP and [ ] shares issuable upon the exercise of options; Mr. Erickson has [ ] shares in the ESOP and [ ] shares issuable upon the exercise of options; Mr. Wagner has [ ] shares in the ESOP and [ ] shares issuable upon the exercise of options; Mr. Flax has [ ] shares in the ESOP and [ ] shares issuable upon the exercise of options; Mr. Cline has [ ] shares in the ESOP and [ ] shares issuable upon the exercise of options; Mr. O’Brien has [ ] shares in the ESOP and [ ] shares issuable upon the exercise of options; Mr. Winn has [ ] shares in the ESOP and [ ] shares issuable upon the exercise of options; and Mr. Graff has [ ] shares in the ESOP and [ ] shares issuable upon the exercise of options.
(5)	Includes the equivalent number of shares held as units in our 401(k) profit sharing plan of which the named executive officer is the beneficial owner. Messrs. Wilkus and Cline have the equivalent of [ ] and [ ] shares, respectively. The 401(k) plan is part of the ESOP, and such units are in addition to shares held in the ESOP stock account of the named individual.
(6)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of March [ ], 2007. Ms. Baskin, Messrs. Hahl, Harper, Koskinen, Lundine and Peterson, and Dr. Puryear have [ ], [ ], [ ], [ ], [ ], [ ] and [ ] such shares, respectively.
(7)	Includes [ ] shares that are owned by Ms. Baskin’s husband.
(8)	Includes [ ] shares that are owned by Mr. Graff’s minor child.
(9)	Includes [ ] shares that are owned by Mr. Peterson’s wife. Mr. Peterson disclaims beneficial ownership of such shares.
(10)	Includes [ ] shares that are owned by Mr. Wilkus’ wife.

COMPANY AND STOCKHOLDER COMMUNICATIONS

Investor and Public Relations. The Board of Directors is of the view that management is primarily responsible for all communications on behalf of American Capital with stockholders and the public at large. The Company employs a Senior Vice President, Finance and Investor Relations whose primary responsibilities and those of certain members of his staff include investor and stockholder relations.

Stockholder Communication with Directors. Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the our Secretary at American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by American Capital that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit and Compliance Committee and handled in accordance with procedures established by the Audit and Compliance Committee with respect to such matters. A copy of the Audit and Compliance Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics and Conduct (the “Code of Ethics”), which is published on the Investor Relations section of our web site at www.AmericanCapital.com.

Stockholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth in our Bylaws and described in “Proposals of Stockholders” below, and not the procedures set forth in the preceding paragraph.

CODE OF ETHICS AND CONDUCT

We have adopted the Code of Ethics, which requires our directors and employees (including our Chief Executive Officer, Chief Financial Officer and principal accounting officer) to abide by high standards of business conduct and ethics. The Code of Ethics is available on the Investor Relations section of our web site at www.AmericanCapital.com. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our Chief Executive Officer, Chief Financial Officer and principal accounting officer) at that location on its web site.

CERTAIN TRANSACTIONS

Loan Transactions. We previously entered into a series of loan transactions with certain of our executive officers pertaining to the exercise of options under certain of our Existing Stock Option Plans (as defined below). None of the loan transactions were entered into in 2006. Only the loans to Mr. Wilkus are still outstanding. Mr. Wilkus entered into Option Exercise Agreements with the Company as of June 7, 1999, March 2, 2001, March 7, 2001, and December 12, 2001, providing for such loans and pertaining to the exercise of options to purchase 117,428, 50,000, 50,000 and 108,200 shares of our common stock, respectively. In each case, we loaned Mr. Wilkus the full option exercise price, which ranged from $15.00 to $22.875 per share of our common stock, plus additional sums for the payment of taxes associated with the exercise of the options. The total amounts loaned to Mr. Wilkus were $6,891,467. Each loan provides for the quarterly payment of interest with the full principal amount due at maturity, which is nine years from the date of each loan. The interest rate charged on the June 1999 loan is 5.27% per annum, the interest rate charged on each of the March 2001 loans is 4.98% per annum and the interest rate charged on the December 2001 loan is 3.91% per annum. Each loan is collateralized by a pledge of the shares of our common stock purchased with the loan. The Company has full recourse to Mr. Wilkus for all amounts due under his loan. As required by the 1940 Act, each loan must be fully collateralized and will be due 60 days following termination of Mr. Wilkus’ employment with the Company.

Since the July 30, 2002 enactment of Sarbanes-Oxley Act of 2002, neither American Capital nor any of its subsidiaries has made any loans to any of our executive officers or directors. The only other loans made prior to that date were loans similar to those noted above related to the exercise of options. Under the terms of the Sarbanes-Oxley Act of 2002, the loans to Mr. Wilkus may remain in effect in accordance with their then existing terms and conditions.

USIS. In the ordinary course of business, we purchase background investigatory services from US Investigations Services, Inc. (“USIS”). In 2006, we paid USIS $226,026 for such services. Mr. Harper is the Chairman, and Mr. Lundine is a member, of the Board of Directors of USIS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The Nasdaq Global Select Market and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal 2006 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied, except that due to an administrative error, initial Form 4 reports reflecting grants of options for Messers. Wilkus, Wagner, Erickson, Flax, Cline, O’Brien, Winn and Graff were filed late in two instances – on one occasion reports for these individuals were filed four days late and on a second occasion reports for these individuals were filed one day late. In addition, due to a similar administrative error, initial Form 4 reports reflecting grants of options to Ms. Baskin, Messers. Hahl, Harper, Ludine and Peterson and Dr. Puryear were filed one day late in one instance. Due to a reporting error Form 4 reports reflecting a change in ownership resulting from the exercise of options were filed late in three instances – on one occasion Mr. Hahl filed a report one day late, on one occasion Mr. Graff filed a report three days late and on one occasion Mr. Erickson filed a report two days late.

PROPOSALS OF STOCKHOLDERS

Any proposal intended to be presented for action at the 2008 annual meeting of stockholders by any stockholder must be received by our Secretary not later than [December 7], 2007, in order for such proposal to be considered for inclusion in our proxy statement and proxy relating to the 2008 annual meeting of stockholders. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy form relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

Nominations for directors made by stockholders must be made by written notice (setting forth the information required by our Bylaws) received by our Secretary at least 120 days in advance of an annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to stockholders.

METHOD OF COUNTING VOTES

All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of all nominees for director. Abstentions and “broker non-votes” will be counted as present only for purposes of determining a quorum. Abstentions are treated as votes against the proposals presented to the stockholders other than the proposal for the election of directors. A “broker non-vote” occurs when a nominee holding shares on behalf of a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. In tabulating the voting results on a particular proposal, shares that constitute broker non-votes are not entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any such proposal.

FINANCIAL STATEMENTS AVAILABLE

A copy of our 2006 Annual Report on Form 10-K containing audited financial statements accompanies this Proxy Statement. Such financial statements are hereby incorporated herein by reference.

ALONG WITH THIS PROXY STATEMENT, WE WILL PROVIDE TO EACH STOCKHOLDER A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2006. COPIES OF THESE DOCUMENTS MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

REPURCHASES OF COMMON STOCK

Subject to compliance with the 1940 Act and other applicable law, we may repurchase on the open market or in privately negotiated transactions, our outstanding shares. There is no assurance that such open market purchases will be made and such authorization may be terminated at any time.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

EXHIBIT I

PROPOSED

AMERICAN CAPITAL STRATEGIES, LTD.

2007 STOCK OPTION PLAN

1. Definitions

In this Plan, except where the context otherwise indicates, the following definitions apply:

1.1 “Affiliate” means a parent or subsidiary corporation of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including any parent or subsidiary of the Company which becomes such after adoption of the Plan.

1.2 “Agreement” means a written agreement granting an Option that is in such form as the Committee in its discretion shall determine and is executed by the Company and the Optionee.

1.3 “Board” means the Board of Directors of the Company.

1.4. “Cause” has the meaning set forth in Section 7.4.

1.5. “Code” means the Internal Revenue Code of 1986, as amended.

1.6. “Committee” means the committee(s) of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, (a) the Executive Committee of the Board shall be the Committee with respect to participation by and Option grants to Eligible Individuals who are Non-Employee Directors, and (b) the Compensation and Corporate Governance Committee of the Board shall be the Committee with respect to participation by and Option grants to all other Eligible Individuals.

1.7. “Common Stock” means the common stock, par value $.01 per share, of the Company.

1.8. “Company” means American Capital Strategies, Ltd., a Delaware corporation.

1.9. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 7.

1.10. “Date of Grant” means the date on which an Option is granted under the Plan.

1.11. “Director” means a member of the Board of Directors of the Company.

1.12. “Director Effective Date” means the date on which the Securities and Exchange Commission grants an order approving the Plan as it applies to the participation of Non-Employee Directors.

1.13. “Director Option Shares” has the meaning set forth in Section 5.1.

1.14. “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

1.15. “Eligible Individual” means any Employee, any person who has been hired to be an Employee or any Director, including any Non-Employee Director.

1.16. “Employee” means any person who the Committee determines to be an employee of the Company or, if permitted by law, an Affiliate.

1.17. “Employee Option Shares” has the meaning set forth in Section 5.1.

1.18. “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: (a) if the Common Stock is listed on any established exchange or traded on the Nasdaq Global Select Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the Date of Grant, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (b) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board, but in no event shall be less than the current net asset value of the Common Stock.

1.19. “Incentive Stock Option” means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

1.20. “Initial Eligible Director” means any Non-Employee Director who is an Eligible Individual as of the Director Effective Date.

1.21. “1940 Act” means the Investment Company Act of 1940, as amended.

1.22. “Non-Employee Director” means any Director who is not also an Employee.

1.23. “Nonqualified Stock Option” means an Option granted under the Plan that is not an Incentive Stock Option.

1.24. “Option” means an option to purchase Shares granted under the Plan.

1.25. “Option Period” means the period during which an Option may be exercised.

1.26. “Option Price” means the price per Share at which an Option may be exercised, provided, however, that, except as the Option Price may be adjusted to the extent provided in Article 9 hereof (subject to Section 6.4 hereof), the Option Price shall not be less than the Fair Market Value as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a “Ten-Percent Stockholder”, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant.

1.27. “Optionee” means an Eligible Individual to whom an Option has been granted.

1.28. “Plan” means the American Capital Strategies, Ltd. 2007 Stock Option Plan, as such may be amended from time to time.

1.29. “Share” means a share of Common Stock.

1.30. “Ten-Percent Stockholder” means an Optionee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

2. Purpose

The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company.

3. Administration

The Committee shall administer the Plan and shall have plenary authority, in its discretion, to award Options to Eligible Individuals, subject to the provisions of the Plan. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the terms (which terms need not be identical) of all Options including, but not limited to, which Eligible Individuals shall be granted Options, the time or times at which Options are granted, the Option Price, the number of Shares subject to an Option, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any provisions relating to vesting, any circumstances in which Options terminate or Shares may be repurchased by the Company, the period during which Options may be exercised and any other restrictions on Options. In making these determinations, the Committee may take into account the nature of the services rendered by the Optionees, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and the Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan or the Agreements, including, but not limited to, any determination to accelerate the vesting of outstanding Options. The determinations of the Committee on the matters referred to in this Article 3 shall be binding and final. The Committee may delegate its authority under this Article 3 and the terms of the Plan to the extent it deems desirable and is consistent with the requirements of applicable law.

4. Eligibility

Options may be granted only to Eligible Individuals and only Employees shall be eligible to receive Incentive Stock Options.

5. Stock Subject to the Plan

5.1. Subject to adjustment as provided in Article 9, the maximum number of Shares that may be issued under the Plan pursuant to Option grants to Eligible Individuals other than Non-Employee Directors is 8,000,000 Shares (the “Employee Option Shares”), and the maximum number of Shares that may be issued under the Plan pursuant to Option grants to Eligible Individuals who are Non-Employee Directors is 400,000 Shares (the “Director Option Shares”).

5.2. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Option shall become available for the grant of additional Options.

6. Options

6.1. Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be clearly identified either as an Incentive Stock Option or a Nonqualified Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All Incentive Stock Options shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

6.2. The Option Period for Options granted to Eligible Individuals shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

6.3. Subject to adjustment as provided in Article 9, the maximum number of Shares that may be covered by Options granted to any Eligible Individual who is not a Non-Employee Director during the term of this Plan shall not exceed 750,000 Shares, and the maximum number of Shares that may be covered by Options granted to any other Eligible Individual during the term of this Plan shall not exceed 50,000 Shares.

6.4. Notwithstanding anything to the contrary in this Plan, without the approval of the stockholders of the Company, no Option shall be issued in exchange for or as a reissuance of any outstanding Option or, except for the payment of cash dividends as provided in Section 9.2, the Option Price for any outstanding Option shall not be changed, if the effect of such exchange or change would be to reduce the Option Price for any outstanding Option, except as necessary to reflect the effect of a stock split, stock dividend or similar event.

6.5. Notwithstanding anything to the contrary in this Plan, all grants of Options to Eligible Individuals who are Non-Employee Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with this Article 6. No person shall have any discretion to select which of such Eligible Individuals shall be granted Options or to determine the number of Shares to be covered by Options.

6.6. Each Initial Eligible Director shall be automatically granted an Option to purchase 50,000 Shares on and as of the Director Effective Date. Although such Options will be issued as of the Director Effective Date, such Options shall be deemed to vest over a three-year period commencing on [May 4, 2007], with one-third of the total number of Shares subject to each such Option vesting on each of the first three anniversaries following [May 4, 2007], provided, that if the Director Effective Date does not occur before any such anniversary, the Shares subject to such Options that would have otherwise vested on such anniversary shall instead vest on the Director Effective Date. The Option Period for such Options shall expire on the later of [May 4, 2017] and the three-year anniversary of the Director Effective Date. The Option Price for each Share granted under this Section 6.6 shall be the Fair Market Value on the Director Effective Date.

6.7. Each Non-Employee Director who becomes an Eligible Individual after [May 4, 2007], shall be entitled to receive, to the extent that there are Director Option Shares that have not been issued or are not reserved for future issuance upon the exercise of other Options issued to Non-Employee Directors, an Option to purchase 50,000 Shares. Such Option shall be issued on the later of the Director Effective Date and the date the person becomes a Non-Employee Director. Although such Options may be issued after the date the person becomes a Non-Employee Director, such Options shall be deemed to vest over a three-year period commencing on the date such person becomes a Non-Employee Director, with one-third of the total number of Shares subject to each such Option vesting on each of the first three anniversaries following the date such person becomes a Non-Employee Director, provided, that if the Director Effective Date does not occur before any such anniversary, the Shares subject to such Options that would have otherwise vested on such anniversary shall instead vest on the Director Effective Date. The Option Period for such Options shall expire on the later of the date such person becomes a Non-Employee Director and the three-year anniversary of the Director Effective Date. The Option Price for each Share granted under this Section 6.6 shall be the Fair Market Value on the later of the Director Effective Date and the date the person becomes a Non-Employee Director.

7. Exercise of Options

7.1. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 7.2 hereof.

7.2. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners: (a) by delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value on Date of Exercise (provided that such Shares, if acquired pursuant to an Option granted hereunder or pursuant to any other compensation plan maintained by the Company or any Affiliate, have been held by the participant for at least six months); (b) by delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company; (c) for Options granted to Eligible Individuals other than Non-Employee Directors, by delivery of a promissory note as provided in Section 7.3 hereof; or (d) by surrender to the Company of an Option (or a portion thereof) that has become exercisable and the receipt from the Company upon such surrender, without any payment to the Company (other than required tax withholding amounts), of (x) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Option Price, plus (y) an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee would be entitled but for the parenthetical in clause (x) above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

7.3. To the extent provided in an Option Agreement and permitted by the 1940 Act and other applicable law, including Section 402 under the Sarbanes-Oxley Act of 2002, the Committee may accept as payment of the Option Price a promissory note executed by the Optionee evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.3 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option and shall bear interest at a rate fixed by the Committee.

7.4. With respect to any Option granted to an Optionee who is a Non-Employee Director:

(a) In the event of death or Disability during the Optionee’s service as a Director, the unexercised portions of each of his or her Options shall immediately become exercisable and may be exercised (by his or her personal representative in the event of such death) for a period of three years following the date of such death or one year following the date of such Disability, but in no event after the respective expiration dates of such Options.

(b) In the event of the termination of such an Optionee’s service as a Director for Cause, the unexercised portions of each of his or her Options shall immediately terminate upon such termination of service as a Director and may not be exercised thereafter, unless otherwise determined by the Committee. The Committee in its sole discretion may determine that an Optionee’s service as a Director was terminated for “Cause,” if it finds that the Optionee willfully violated any of the Company’s policies on ethical business conduct or engaged in any activity or conduct during his or her service as a director which was inimical to the best interests of the Company.

(c) In the event of such an Optionee’s service as a director is terminated for any reason other than by his or her death or Disability or by the Company for Cause, the unexercised portions of each of his or her Options, to the extent then exercisable, may be exercised within one year immediately following the date of termination, but in no event after the respective expiration dates of such Options.

8. Restrictions on Transfer

Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee’s lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (a) as are in effect among the stockholders of the Company at the time such Shares are acquired, (b) as the Committee shall deem appropriate and (c) as are required by applicable law.

9. Capital Adjustments

9.1. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion and to the extent necessary to compensate for the effect thereof, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, (b) the Option Price of outstanding Options, (c) the aggregate number and class of Shares that may be issued under the Plan, and (d) for the maximum number of Shares with respect to which an Employee may be granted Options during the period specified in Section 6.3.

9.2. In the event that the Corporation should pay a dividend in cash to all holders of outstanding Common Stock, the Committee may reduce the Option Price for each outstanding Option by an amount equal to the per share amount of such dividend; provided, that the Option Price for an Option shall not be reduced below zero. The Committee shall have the right at any time to adopt a resolution providing that this section shall take effect automatically without further action and may thereafter discontinue the applicability of this section to any or all Options.

10. Termination or Amendment

The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that after the Plan has been approved by the stockholders of the Company, no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (a) the Company’s stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed, if any, and (b) each affected Optionee if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted under the Plan during any suspension or after termination of the Plan.

11. Modification, Extension and Renewal of Options; Substituted Options

11.1. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew the terms of any outstanding Options, or accept the surrender of outstanding Options granted under the Plan or options and stock appreciation rights granted under any other plan of the Company or an Affiliate (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Subject to Section 6.4, any such substituted Options may specify a longer term than the surrendered options and stock appreciation rights, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any of the Optionee’s rights or obligations under such Option.

11.2. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee, be granted under the Plan in substitution for stock appreciation rights and options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates. The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

12. Effectiveness of the Plan

The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders of the Company within 12 months after such adoption by the Board. In addition, to the extent that the Plan pertains to the issuance of Options to Non-Employee Directors and, if required by the 1940 Act, the Plan (or any amendment thereto) with regard to the issuance of Options to Non-Employee Directors shall not become effective until the Securities and Exchange Commission or other governmental authority shall have granted the necessary exemptions or other consents pursuant thereto, but to the extent legally permissible, any such effectiveness shall be deemed to occur retroactive to the adoption thereof by the Board. Options may be granted prior to stockholder approval of the Plan or the issuance of necessary governmental exemptions or consent, and the date on which any such Option is granted shall be the Date of Grant for all purposes provided that (a) each such Option shall be subject to stockholder approval of the Plan and the issuance of such governmental exemptions or consents, (b) no Option may be exercised prior to such stockholder approval or issuance of such governmental exemptions or consents, and (c) any such Option shall be void ab initio if such stockholder approval is not obtained or such governmental exemptions or consents are not issued.

13. Withholding

The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Optionee, or (c) delivering to the Company already owned and unencumbered Shares.

14. Term of the Plan

Unless sooner terminated by the Board pursuant to Article 10, the Plan shall terminate on [March     , 2017], and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.

15. Indemnification of Committee

In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

16. General Provisions

16.1. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

16.2. The Plan does not constitute inducement or consideration for the employment or service of any Eligible Individual, nor is it a contract between the Company or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company or any Affiliate.

16.3. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

16.4. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

16.5. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

16.6. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Delaware General Corporation Law.

16.7. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

16.8. To the extent this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

PROXY

AMERICAN CAPITAL STRATEGIES, LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL

STRATEGIES, LTD. TO BE HELD ON MAY 4, 2007.

The undersigned hereby appoints Samuel A. Flax and Cydonii V. Fairfax and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of stockholders to be held at the Hyatt Regency Bethesda Hotel, 7400 Wisconsin Avenue, Bethesda, Maryland 20814 on May 4, 2007, at 10:00 a.m., local time, and any adjournments thereof.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

AMERICAN CAPITAL STRATEGIES, LTD.

C/O COMPUTERSHARE TRUST COMPANY, N.A.

P.O. BOX 43010

PROVIDENCE, RI 02940-3010

2007 ANNUAL MEETING OF STOCKHOLDERS

OF

AMERICAN CAPITAL STRATEGIES, LTD.

PROXY VOTING INSTRUCTIONS

Your vote is important. Please vote immediately.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the

postage-paid envelope that we have provided or return it to American Capital

Strategies, Ltd., c/o Computershare Trust Company, N.A., P.O. Box 43010, Providence, RI 02940-3010.

OR

VOTE BY INTERNET

Log on to the Internet and go to http://www.eproxyvote.com/acas

OR

VOTE BY TELEPHONE

Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark

  votes as in

  this example

This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director and for the proposals listed below.

1.	Election of Directors. Nominees: Mary Baskin John A. Koskinen Alvin N. Puryear	FOR ALL NOMINEES	WITHHOLD FROM ALL NOMINEES	☐
		☐	☐	FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

		FOR	AGAINST	ABSTAIN
2.	Approval of the 2007 Stock Option Plan.	☐	☐	☐
3.	Approval of Amendment to Our Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐
4.	Approval of Amendment to Our Certificate of Incorporation to change the number of authorized shares.	☐	☐	☐
5.	Approval of the Amendment to the Incentive Bonus Plan.	☐	☐	☐
6.	Ratification of appointment of Ernst & Young LLP as auditors for the year ending December 31, 2007.	☐	☐	☐
7.	In their discretion on any matter that may properly come before said meeting or any adjournment thereof.

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MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

PLEASE SIGN HERE AND RETURN PROMPTLY.

Signature: Date: Signature: Date:

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